UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Restricted Stock Grants
     Effective May 25, 2011, the Compensation Committee approved the grant of an aggregate of 251,000 shares of the Company’s common stock to executive officers and certain other employees of the Company as restricted stock awards under the Company’s 2010 Amended and Restated Stock Incentive Plan, including awards to named executives officers listed below:

Name	Number of Shares of Restricted Stock Granted
William A. Furman	30,000
Alejandro Centurion	12,000
William G. Glenn	10,000
Mark J. Rittenbaum	16,000
Timothy A. Stuckey	10,000
     Half of each individual restricted stock award has time-based vesting and half has performance-based vesting.
     Time-based shares will vest in equal annual installments over a three-year period beginning on the first anniversary following the date of the grant.
     Performance-based shares will vest, in whole or in part, contingent upon achievement of the Company’s goals relating to adjusted EBITDA and working capital during the applicable measurement periods, described below. The performance goals are weighted, with vesting of 70% of the performance-based shares being dependent upon performance against the adjusted EBITDA criteria, measured during the period March 1, 2011 — August 31, 2013, and vesting of 30% of the performance-based shares being dependent upon performance against the working capital goal, measured during fiscal 2013. Vesting of shares related to each performance goal will be considered independently. Threshold, target and stretch performance levels are established for each of the adjusted EBITDA and working capital goals. If the Company achieves the threshold level of performance on a goal (which is 90% of the target level goal), then 50% of the performance-based shares tied to that goal will vest (e.g., 35% of the performance-based shares, if threshold performance is achieved for the adjusted EBITDA goal, and 15% of the performance-based shares if threshold performance is achieved for the working capital goal). If the Company achieves the target level of performance on a goal, 100% of the performance-based shares tied to that goal will vest. Stretch goals also have been established at 125% of the adjusted EBITDA and working capital goals. If the Company achieves a stretch goal, then as soon as administratively practicable following the end of the relevant performance period, the Company will grant an additional stock award to each participant in a number of shares equal to 100% of the number of performance-based shares awarded to the participant on May 25, 2011 with respect to such goal, which additional shares will be fully vested when issued. Restricted stock vesting will be interpolated for performance between threshold and target, and any award of additional shares will be interpolated for performance between target and stretch goals.

Restoration of Salaries and Salary Increases
     As previously reported on Forms 8-K filed on February 11, 2009 and November 16, 2010, on March 1, 2009 the Company implemented salary reductions ranging from 7.5% to 12.5% of annual base compensation for its executive officers, depending on their annual compensation range, and a 50% reduction in the annual base compensation of the Company’s Chief Executive Officer, William A. Furman, in response to economic conditions then existing. Effective December 1, 2010 the Company partially restored the salary reductions, restoring 50% of the reductions for its executive officers other than Mr. Furman, and restoring 3.5% of Mr. Furman’s annual base compensation. Also effective December 1, 2010, Alejandro Centurion and certain other executive officers received salary increases beyond the partial restoration of annual base compensation.
     On May 25, 2011 the Compensation Committee approved the full restoration of annual base compensation for all executive officers, effective July 1, 2011 and subject to the Company achieving profitability (adjusted for unusual and non-recurring items, in the discretion of the Compensation Committee) in the third fiscal quarter of 2011 and an outlook of sustained profitability, including the full restoration of Mr. Furman’s annual base compensation to $750,000. The Compensation Committee also approved certain market-based annual base salary increases to executive officers other than Mr. Furman, effective July 1, 2011 and subject to achieving profitability as described above, including an increase in Mr. Glenn’s base salary to $275,000, an increase in Mr. Rittenbaum’s base salary to $375,000; and an increase Mr. Stuckey’s base salary to $275,000. The Committee authorized and directed the Company to prepare and execute amendments to the employment agreements between the Company and each of Messrs. Furman, Rittenbaum and Stuckey to reflect such salary increases.
     The Company intends to fully restore base salaries for all employees to levels in place prior to the reductions made effective March 1, 2009, effective July 1, 2011 and subject to achieving profitability as described above.
Bonus Program
     On May 25, 2011 the Compensation Committee also adopted and approved a performance-based bonus program, pursuant to which certain of the Company’s employees may earn formula-based bonuses based on the Company’s performance measured against its adjusted EBITDA and working capital goals, and achievement of individual performance goals. The bonus program will be implemented for the 2011 fiscal year, measuring performance from March 1, 2011 through August 31, 2011. A total available bonus pool for fiscal year 2011 will be established that consists of two components: An EBITDA pool and a working capital pool. If a specified threshold level of adjusted EBITDA performance is achieved, the size of the EBITDA pool can range from 1.5% up to 4.0% of total adjusted EBITDA, depending upon the Company’s performance against the adjusted EBITDA goals. If a specified threshold level of performance of the working capital goal is achieved, the working capital pool can range from $600,000 to $1.3 million, depending upon the Company’s performance against the working capital goal. If adjusted EBITDA is less than the specified threshold level of performance, there will be no EBITDA pool or working capital pool, but a default bonus pool of between $750,000 to $1 million will be established to reward outstanding individual performance against specific goals and as a retention incentive. The amount of bonus awards from such default bonus pool would be determined in the discretion of William A. Furman, the Company’s President and Chief Executive Officer, provided that any awards to be made to executive officers of the Company would be subject to approval by the Compensation Committee.
     The actual payout of the available bonus pool is tied to individual performance against specific goals. As part of the bonus program, the Compensation Committee adopted and approved individual performance goals and maximum bonus amounts, as a percentage of the base salary (after full restoration of reductions implemented on March 1, 2009 and adjustments previously approved for certain individuals, but not including any base salary increases described above), for each of the Company’s executive officers, including its named executive officers. The maximum bonus Mr. Furman can earn under the bonus program, based on achievement of all stretch goals for the Company and 100% of individual goals, is equal to 60% of his base salary; the maximum bonus Mr. Centurion can earn is equal to 35% of his base salary; the maximum bonus Mr. Glenn can earn is equal to 45% of his base salary; the maximum bonus Mr. Rittenbaum can earn is equal to 45% of his base salary; and the maximum bonus Mr. Stuckey can earn is equal to 30% of his base salary. Mr. Furman’s individual goals relate to leasing operations, corporate efficiency, staffing and succession planning. Mr. Centurion’s individual goals relate to the Company’s overall North American manufacturing operations, the successful production line start-up and/or capacity expansion of certain of those operations, and safety and quality matters. Mr. Glenn’s individual goals relate to financing for leasing operations, product development, railcar orders and other new customer contracts. Mr. Rittenbaum’s individual goals relate to certain financings, corporate efficiencies, financial planning, compensation plans, staffing and succession planning. Mr. Stuckey’s individual goals relate to Greenbrier Rail Services operations, safety, succession planning, and new customer contracts.
     The Company and individual performance goals established for the bonus program for Mr. Furman replace the performance-based bonus program set forth in his current employment agreement with the Company. The Compensation Committee approved in principle the amendment of Mr. Furman’s Employment Agreement to reflect that change.
Amendment of Nonqualified Deferred Compensation Plan
     On May 25, 2011 the Compensation Committee approved an amendment to the Company’s Nonqualified Deferred Compensation Plan to permit participants in the Plan to elect to defer receipt of restricted stock and other stock-based awards made pursuant to the Company’s 2010 Amended and Restated Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: June 1, 2011	By:	/s/Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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